REGISTRATION RIGHTS AGREEMENT


	This Agreement is made as of December 9, 1996 by and among BIOJECT MEDICAL TECHNOLOGIES INC., an Oregon corporation (the "Corporation"), and the investors listed on Schedule A hereto (the "Investors").

                               RECITALS

	A.	Simultaneously herewith, the Corporation is selling to the
Investors and the Investors are purchasing from the Corporation an aggregate of 3,120,000 shares of the Corporation's Common Stock and warrants to purchase up to an aggregate of 3,120,000 shares of the Corporation's Common Stock (the "Warrants") pursuant to the Stock Subscription Agreement dated December 9, 1996 (the "Subscription Agreement").

	B.	It is a condition precedent to the Subscription Agreement that the parties enter into this Agreement.

AGREEMENT

	NOW, THEREFORE, it is hereby agreed as follows:

1.	Certain Definitions

	As used in this Agreement, the following terms shall have the following respective meanings:

		"Binding Commitment" shall mean an executed Notice of Exercise of a Warrant by a Holder constituting an irrevocable and binding commitment to purchase the common stock issuable upon exercise of the Warrant, subject only to the conditions that (i) a Form S-3 registration statement pursuant to which the Warrant Shares will be registered for resale is filed and becomes effective and (ii) the average of the bid and asked prices for shares of the Corporation's common stock as quoted by the Nasdaq National Market for the day before the date of effectiveness is greater than $1.00.

		"Common Stock" shall mean shares of common stock, without par value, of the Corporation.

		"Commission" shall mean the Securities and Exchange Commission.

		"Holder" shall mean the holders of Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 2.8 hereof.

		"Initiating Holders" shall mean any Holder or Holders of the Registrable Securities initiating a registration request pursuant to Sections 2.2(b) and 2.2(c).

		"Registrable Securities" means (i) all shares of the Corporation's Common Stock acquired pursuant to the Subscription Agreement ("Subscription Shares"), or acquired upon exercise of the Series "D" Warrants or Series "E" Warrants, ("Warrant Shares")(collectively, the "Shares"), (ii) any Common
Stock or other securities of the Corporation issued or issuable with respect to, or in exchange for or in replacement of the Shares or such additional shares upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of Section 2 hereof if and so long as they have not been sold pursuant to Rule 144 under the Securities Act or pursuant to an effective Registration Statement under the Securities Act, or otherwise to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

		The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

		"Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Corporation in complying with Section 2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation and one special counsel to the selling Holders, blue sky fees and expenses, fees to Nasdaq to list the Shares or American Stock Transfer and Trust Company to issue the Shares, and the expense of any special audits incident to or required by any such registration.
		"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

		"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the selling Holders and any other expenses that are not Registration
Expenses and that are incurred by the selling Holders.

		"Subscription Shares" are defined under "Registrable Securities."

		"Warrant Shares" are defined under "Registrable Securities."

2.	Registration Rights

	2.1 	Company Registration

		(a)	Notice of Registration.  If at any time or from time to time the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, the Corporation will:

			(i)	promptly give to each Holder written notice thereof;
and

			(ii)	subject to Section 2.1(b), include in such
registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within 20 days after receipt of such written notice from the Corporation, by any Holder.

		(b)	Underwriting.  If the registration of which the Corporation
gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a) hereof.  In such event the right of any
Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of
Registrable Securities in the underwriting to the extent provided herein.  All
Holders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation.  Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting, for the account of the requesting
Holders to 20% of the total number of shares to be distributed.  The
Corporation shall so advise all Holders distributing their securities through such underwriting of such limitations and, subject to the foregoing rights of the Investors, the number of shares of Registrable Securities, if any, that may be included in the registration (and underwriting, if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement.  To facilitate the allocation of shares in accordance with the above provisions, the Corporation may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

		(c)	Right to Terminate Registration.  The Corporation shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any
Holder has elected to include securities in such registration.  The
Registration Expenses of such withdrawn registration shall be borne by the
Corporation in accordance with Section 2.3 hereof.

	2.2	Demand Registration

		(a)	The Corporation shall use its best efforts to file within
fourteen (14) days of the date of this Agreement a registration statement on Form S-3 for the resale of the Shares and shall use its best efforts to cause such registration statement to become effective as expeditiously as reasonably practical. The Corporation shall be obligated to prepare, file and cause to be effective only one registration statement pursuant to this Section 2.2(a). Further, the Corporation shall use its best efforts to cause such registration to be a non-underwritten shelf registration pursuant to Rule 415 under the Securities Act and to cause such shelf registration to be maintained effective until the earlier of the completion of the distribution contemplated thereby or such time as all the Shares may be freely transferred in accordance with Rule 144 of the Securities Act.

		(b)	If the Commission will not allow the Corporation to register the Warrant Shares on Form S-3 for the resale of such Warrant Shares prior to the receipt of Binding Commitments from the Holders, any Initiating Holder or
Holders of an aggregate of at least a majority of the Warrant Shares for which
Binding Commitments have been received by the Corporation, may request registration of such Holder(s)' Warrant Shares when Binding Commitments to exercise 1,590,000 Warrants (representing approximately 51% of the original
number of Warrants) have been received by the Corporation.   Upon receipt of
such request (specifying that it is being made pursuant to this Section
2.2(b)), the Corporation shall promptly prepare and file a registration statement on Form S-3 under the Securities Act covering the Warrant Shares that are the subject of such request and shall use its best efforts to cause such registration statement to become effective as expeditiously as reasonably practical.  The Corporation shall be obligated to prepare, file and cause to be effective only four registration statements pursuant to this Section
2.2(b).

		Upon the receipt of such request, the Corporation shall:

			(i)	promptly give to each remaining Holder written notice
that a registration is to be effected; and

			(ii)	include in such registration (and any related
qualification under blue sky laws or other compliance) all the Warrant Shares specified in a written request or requests made within 10 days after such written notice was sent by the Corporation, by any Holder. However, no Warrant Shares shall be included in such registration if a Binding Commitment has not been received by the Corporation for such Warrant Shares.

		Further, the Corporation shall use all reasonable efforts to cause such registration to be a non-underwritten shelf registration pursuant to Rule
415 under the Securities Act and to cause such shelf registration to be maintained effective until the earlier of the completion of the distribution contemplated thereby or such time as all the Shares may be freely transferred in accordance with Rule 144 of the Securities Act.

		(c)	If the Commission will not allow the Corporation to register the Warrant Shares on Form S-3 for the resale of such Warrant Shares prior to the receipt of Binding Commitments from the Holders, any Initiating Holder or
Holders of an aggregate of at least a majority of the Warrant Shares, may request registration of such Holder(s)' Warrant Shares when the Corporation has called the Warrants for exercise, in whole or in part, in accordance with
Section 1 of the Series "D" Warrants or Series "E" Warrants.  Upon receipt of such request (specifying that it is being made pursuant to this Section
2.2(c)), the Corporation shall promptly prepare and file a registration statement on Form S-3 under the Securities Act covering the Warrant Shares that are the subject of such request and shall use its best efforts to cause such registration statement to become effective as expeditiously as reasonably practical.

		Upon the receipt of such request, the Corporation shall:

			(i)	promptly give to each remaining Holder written notice
that a registration is to be effected; and

			(ii)	include in such registration (and any related
qualification under blue sky laws or other compliance) all the Warrant Shares specified in a written request or requests made within 10 days after such written notice was sent by the Corporation, by any Holder.

		Further, the Corporation shall use all reasonable efforts to cause such registration to be a non-underwritten shelf registration pursuant to Rule
415 under the Securities Act and to cause such shelf registration to be maintained effective until the earlier of the completion of the distribution contemplated thereby or such time as all the Shares may be freely transferred in accordance with Rule 144 of the Securities Act.

		(d)	Notwithstanding the foregoing, the Corporation shall not be
obligated to take any action pursuant to this Section 2.2: (i) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities
Act; or (ii) if the Corporation shall furnish to the Holders a certificate signed by the Chairman or President of the Corporation stating that the
Corporation has reasonably determined that it should postpone for a specified period of time not to exceed 120 days in the case of clause (A) below, or 45 days in the case of clause (B) below (each, a "Blackout Period"), any action pursuant to this Section, including, without limitation, the preparation and/or filing of a registration statement or prospectus or any amendments or supplements to any registration statement or prospectus, because any such filing would (A) materially impede, delay or otherwise interfere with an offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Corporation, or (B) require disclosure of material information (other than an event described in clause (A) above)
which, if disclosed at that time, would be materially harmful to the interests of the Corporation and its shareholders.  Upon delivery of such a certificate to the Holders by the Corporation, each of the Holders covenants that he shall
(X) keep the fact of the notice strictly confidential, (Y) promptly halt any offer, sale, trading or transfer by him and his affiliates of any Common Stock for the duration of the Blackout Period set forth in the certificate or until the Blackout Period is earlier terminated by the Corporation and (Z) promptly halt any use or distribution of the registration statement and prospectus by him and his affiliates for the duration of the Blackout Period or until such
Blackout Period is earlier terminated by the Corporation.  The Corporation shall not be entitled to deliver a certificate and impose a Blackout Period pursuant to Clause A more than once in any twelve month period.

	2.3	Expenses of Registration

	All Registration Expenses incurred in connection with registration pursuant to Sections 2.1 and 2.2 shall be borne by the Corporation, except that Registration Expenses incurred in connection with the third and fourth registrations pursuant to Section 2.2(b) shall be borne by the Holders of securities included in such registration pro rata. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of securities included in such registration pro rata, severally and not jointly, among each other on the basis of the number of shares so registered.

	2.4	Registration Procedures

	In the case of each registration effected by the Corporation pursuant to this Section 2, the Corporation will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Corporation will:

		(a)	Prepare and file with the Commission a registration
statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of the completion of the distribution described in the registration statement or such time as all the Shares may be freely transferred in accordance with Rule 144 of Securities Act;

		(b)	Prepare and file with the Commission during the period
specified in Section 2.4(a) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

		(c)	Furnish to the Holders participating in such registration
and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holders and such underwriters may reasonably request in order to facilitate the public offering of such securities;

		(d)	Furnish, at the request of any Holder requesting
registration of Registrable Securities at the time such securities are delivered to the underwriters (if any) for sale in connection with a registration pursuant to this Section 2, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated the date of commencement of the offering and a "bring-down" letter dated as of the closing date of such offering, from the independent accountants of the Corporation, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

	2.5	Indemnification

		(a)	The Corporation will indemnify each Holder, each of its
affiliates, officers, directors, partners, internal legal counsel, employees and agents and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Corporation of the Securities Act or any other applicable federal and state securities laws or any rules or regulations promulgated thereunder in connection with any such registration, qualification or compliance, and the Corporation will reimburse each such Holder, each of its affiliate officers, directors, partners, internal legal counsel, employees and agents and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by such Holder, controlling person or underwriter and stated to be specifically for use therein.

		(b)	Each Holder will, if Registrable Securities held by such
Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors, officers, affiliates, employees and agents, each underwriter, if any, of the Corporation's securities covered by such a registration statement, each person who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, affiliates, partners, internal legal counsel, employees and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holders, and such directors, officers, affiliates, partners, internal legal counsel, employees and agents underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder and stated to be specifically for use therein Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

		(c)	Each party entitled to indemnification under this Section
2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation resulting therefrom, shall be approved by the Indemnified Party
(whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the other provisions of this Agreement, no Indemnifying Party shall be obligated to indemnify any Indemnified Party for amounts paid by the Indemnified Party in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party (which consent has not been unreasonably withheld).

		(d)	If the indemnification provided for paragraphs (a) through
(c) of this Section 2.5 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Corporation, the underwriters, and the Holder of such Registrable Securities, respectively, in connection with the statements or omissions which resulted in such losses, claims, damage, liabilities, expenses or actions in respect thereof as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Corporation, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation

		(e)	Notwithstanding the foregoing, to the extent that the
provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with an underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

	2.6	Information by Holder

	The Holder or Holders of Registrable Securities included in any registration shall furnish to the Corporation such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

	2.7	Rule 144 Reporting

	With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its best efforts to:

		(a)	At all times make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act;

		(b)	File with the Commission in a timely manner all reports and
other documents required of the Corporation under the Securities Act and the
Securities Exchange Act of 1934, as amended;

		(c)	So long as a Holder owns any Registrable Securities to
furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

	2.8	Transfer of Registration Rights

	The rights to cause the Corporation to register securities granted Holders under this Section 2 may be assigned (a) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 25,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), or (b) to the estate of a Holder, provided in each case that such transfer may otherwise be effected in accordance with applicable securities laws and written notice of the transfer is given to the Corporation at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided, further, that the transferee or assignee of such rights agrees in writing to be bound by the terms of this Agreement as if such transferee were a party hereto.

	2.9	Standoff Agreement

	Each Holder agrees, in connection with registered public offerings of the Corporation's securities for the account of the Corporation, upon request of the Corporation or the underwriters managing any underwritten offering of the Corporation's securities, not to sell, make any short sale of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 120 days in the case of other public offerings) from the effective date of such registration as may be requested by the underwriters, provided, that the officers and directors of the Corporation who own stock of the Corporation also agree to such restrictions.

	2.10	Termination of Registration Rights

	The rights granted under this Section 2 shall terminate on the earlier of December 9, 2001 or such time as the aggregate number of Registrable Securities held by all Holders represents less than one percent of the outstanding shares of the Corporation's Common Stock.

	2.11	Delay of Registration

	No Holder or Holders shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

	2.12	Use of Form S-3

	With a view to maintaining its eligibility to use Form S-3, the Corporation agrees to use its best efforts to file with the Commission in a timely manner (i) all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) all reports and other documents required to be filed by the Corporation under the Securities Act and the Securities Exchange Act of 1934, as amended; provided, however, that there can be no assurance that the Corporation will remain eligible for use of Form S-3 or that any Form S-3 filed by the Corporation with respect to the Registrable Securities will be declared effective.

3.	Miscellaneous

	3.1	Waivers and Amendments

	With the written consent of both the Corporation and Holders of a majority of outstanding Registrable Securities originally acquired by the Investors then held by Holders (voting together as a class), the obligations of the Corporation and the rights of such Holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, and either for a specified period of time or indefinitely), and with the same consent the Corporation, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

	3.2	Governing Law

	This Agreement shall be governed in all respects by the laws of the State of Oregon as such laws are applied to agreements between Oregon residents entered into and to be performed entirely within Oregon.

	3.3	Successors and Assigns

	Except as otherwise expressly provided herein, the Provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

	3.4	Entire Agreement

	This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

	3.5	Notices

	All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first class, postage prepaid, addressed (a) if to one of the Investors, at the address set forth on the signature page(s) to the Subscription Agreement, or at such other address as the Holder shall have furnished to the Corporation, or (b) if to the Corporation, at 7620 SW Bridgeport Road, Portland, Oregon 97224, Attention:
President, or at such other address as shall have furnished to the Holders in writing. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

	3.6	Titles and Subtitles

	The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

	3.7	Litigation; Prevailing Party

	In the event of any litigation between the Corporation and the Investors with regard to this Agreement, the prevailing party shall be entitled to reimbursement from the nonprevailing party for all reasonable fees and expenses of counsel for the prevailing party.

	3.8	Nominees

	Securities registered in the name of a nominee for a Holder shall, for purposes of this Agreement, be treated as being owned by such Holder.

	3.9	Counterparts

	This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of a signed counterpart by and between telephone facsimile transmission shall between effective as delivery of a manually signed counterpart of this Agreement.



	IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date set forth above.

						BIOJECT MEDICAL TECHNOLOGIES INC.


						By:  ___________________________________
						Name:   Peggy J. Miller
						Title:  Vice President, Chief Financial
							  Officer & Secretary


						INVESTOR:  _____________________________



						________________________________________
						Signature


						________________________________________
						Print Name


						________________________________________
						Print Title